                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by party other than the registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              BMC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1  Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     *Set  forth the amount on which the  filing fee is calculated and state how it was determined.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1  Amount Previously Paid:
        $125
        ------------------------------------------------------------------------
     2  Form, Schedule or Registration Statement No.:
        Schedule 14A Preliminary Proxy Statement
        ------------------------------------------------------------------------
     3  Filing Party:
        BMC Industries, Inc.
        ------------------------------------------------------------------------
     4  Date Filed:
        March 14, 1995
        ------------------------------------------------------------------------

                                      BMC
                                INDUSTRIES, INC.
                              TWO APPLETREE SQUARE
                          MINNEAPOLIS, MINNESOTA 55425

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1995

                            ------------------------

TO THE STOCKHOLDERS OF BMC INDUSTRIES, INC.:

    The Annual Meeting of Stockholders of BMC Industries, Inc. will be held at the Atrium Center, 3105 East 80th Street, Bloomington, Minnesota on Thursday, May 4, 1995 at 10:00 a.m. local time, for the following purposes:

    1.  To elect three directors for a term of two years;

    2. To act on the proposal to amend Article V of the Second Restated Articles of Incorporation of the Company to increase the number of authorized shares of voting common stock from twenty-four million five hundred thousand (24,500,000) shares to forty-nine million five hundred thousand (49,500,000) shares;

    3. To act on the proposal to amend Article V of the Second Restated Articles of Incorporation of the Company to permit the Board of Directors to amend the Company's Second Restated Articles of Incorporation to change the number of authorized shares of capital stock in connection with any division or combination of the Company's shares; and

    4. To transact such other business as properly may be brought before the meeting or any adjournment thereof.

    The close of business of March 10, 1995 has been fixed as the record date for the determination of stockholders who are entitled to vote at the meeting.

                                          By order of the Board of Directors

                                              [SIGNATURE]
                                          Michael P. Hawks
                                          SECRETARY

March 27, 1995

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING, AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                                      BMC
                                INDUSTRIES, INC.
                              TWO APPLETREE SQUARE
                          MINNEAPOLIS, MINNESOTA 55425

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                  INTRODUCTION

    This proxy statement, which is first being mailed to stockholders on March 27, 1995, is furnished in connection with the solicitation by the Board of Directors of BMC Industries, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on May 4, 1995, at the place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment thereof (the "Meeting"). The Company's 1994 Annual Report to Stockholders has been mailed to the stockholders but is not to be considered a part of the proxy soliciting materials.

    The accompanying proxy is enclosed for your use. You are solicited on behalf of the Board of Directors of the Company (the "Board") to MARK, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE. The proxy is revocable at any time before it is used at the Meeting. A proxy may be revoked by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person. The shares represented by proxies received by the Board will be voted at the Meeting.

    The cost of soliciting proxies will be borne by the Company. Officers, directors and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversation, telephone or otherwise. The Company may reimburse brokerage firms and others for expenses incurred in forwarding solicitation material to the beneficial owners of the Company's common stock ("Common Stock").

                                VOTING OF SHARES

    Only holders of Common Stock of record at the close of business on March 10, 1995 (the "Record Date") will be entitled to vote at the Meeting. On March 10, 1995, the Company had 13,399,942 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting (6,699,972 shares as of March 10, 1995) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Meeting for purposes of determining a quorum, without regard to whether the card reflects votes against director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter
(i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    The election of a nominee for director and any other proposals described in this Proxy Statement, other than the proposed amendments to the Second Restated Articles of Incorporation (the "Articles"), require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Meeting). The affirmative vote of the holders of at least a majority of the outstanding Common Stock entitled to vote is required to amend Article V of the Company's Articles to increase the number of authorized shares of voting Common Stock of the Company and to amend Article V of the Company's Articles to allow the Board to amend the Articles without stockholder approval to change the number of authorized shares of capital stock in connection with any division or combination of the Company's shares. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a proxy card that includes broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                             ELECTION OF DIRECTORS
                                   PROPOSAL 1

NOMINATION

    The Company's Articles provide that the Board shall consist of not less than three nor more than 17 members, as determined from time to time by the Board of Directors, divided into two classes of as nearly equal size as possible. The term of each class of directors is two years, and the term of one class expires each year in rotation. The terms of four present members of the Board will expire at the Meeting. The terms of the remaining three members of the Board will not expire this year, but rather will expire as indicated below.

    During 1994, the Board welcomed one new member to the Board of Directors. The Board elected John W. Castro as a director effective August 4, 1994, with a term expiring at the Meeting. The Board has determined that there will be six
(6)  directors of the Company for the ensuing year. The Board has nominated John
W. Castro, Joe E. Davis and Dr. Richard A. Swalin to serve as directors of the Company for terms of two years, expiring at the 1997 Annual Meeting of Stockholders, or until their successors are elected and qualify.

    The Board recommends a vote FOR the election of Messrs. Castro, Davis and Swalin. Election requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Meeting). In the absence of other instructions, the proxies will be voted for the election of the nominees. If the Board should learn prior to the Meeting that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for them will be voted for such substitute nominee as may be selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following table gives certain information concerning the Company's directors, including this year's nominees.

    NAMES OF DIRECTORS                                                                                            DIRECTOR
       AND NOMINEES                                  PRINCIPAL OCCUPATION                               AGE         SINCE
--------------------------  ----------------------------------------------------------------------      ---      -----------
NOMINEES FOR A TWO-YEAR TERM EXPIRING IN 1997:
John W. Castro              President   and  Chief   Executive  Officer   of  Merrill  Corporation          46         1994
                             (financial printing)

Joe E. Davis                Private Investor; formerly  President and Chief  Executive Officer  of          60         1982
                             National  Health Enterprises,  Inc.; formerly Chairman  of the Board,
                             Linear Corporation

Dr. Richard A. Swalin       Professor of Materials Science & Technology Management, University  of          66         1993
                             Arizona;   Retired  Vice  President   of  Research  and  Development,
                             Allied-Signal Corp.

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1996:
Lyle D. Altman              Former Chairman  of the  Board of  Network Systems  Corporation  (data          64         1983
                             communications equipment)

Paul B. Burke               President and Chief Executive Officer of BMC Industries, Inc.                   39         1991

S. Walter Richey            President  and Chief Executive  Officer of Space  Center Company (real          59         1982
                             estate; financial services; logistical services)

    Except as indicated below, there has been no change in the principal occupations or employment during the past five years for the directors or nominees for election as directors.

    On March 7, 1995, Mr. Altman resigned as Chairman of the Board of Network Systems Corporation ("NSC") in connection with Storage Technology Corporation's acquisition of NSC. From September 1, 1993 to March 7, 1995, Mr. Altman served as interim Chief Executive Officer of NSC. Mr. Altman previously served as President and Chief Executive Officer of NSC until October, 1991, and as its Chief Executive Officer until April, 1992.

    Mr. Burke has been President and Chief Operating Officer of the Company since May, 1991, and he has served as its President and Chief Executive Officer since July, 1991. Mr. Burke has also been appointed Chairman of the Board effective as of the next scheduled board meeting, which will be held following the Meeting. Mr. Burke joined the Company as Associate General Counsel in June, 1983 and became Vice President, Secretary and General Counsel in August, 1985. In November, 1987 he was appointed Vice President, Ft. Lauderdale Operations of the Company's Vision-Ease Lens Division, and in May, 1989 he was appointed President of Vision-Ease Lens.

    Since 1984, Dr. Swalin has served in various positions with the University of Arizona. Dr. Swalin was a member of the Company's Board of Directors from 1973-1977 and from 1983-1991.

    The following Board members also serve as directors of the designated public companies or affiliates of public companies: Mr. Castro, Merrill Corporation; Mr. Davis, Freymiller Trucking, Inc., Wilshire Technologies, and American Variable Insurance Series; Mr. Richey, First Bank Systems, Inc., Donaldson Company, Inc. and The Bekins Company; and Dr. Swalin, Medtronic, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

    COMMITTEES. The business and affairs of the Company are managed by the Board, which met six (6) times in 1994. The Board maintains several standing committees, including Audit, Compensation, Finance and Nominating Committees. The Audit Committee oversees the Company's Internal Audit Department and the provision of outside audit services. It met two (2) times in 1994. The Compensation Committee recommends the compensation of the Chief Executive Officer; reviews and approves compensation for all elected executive officers; reviews, approves and modifies all general compensation matters; and, sets the terms of, and grants awards under the Company's 1994 Stock Incentive Plan and any other incentive plans. The Compensation Committee met two (2) times during 1994. The Finance Committee approves the Company's dividends payable to stockholders and reviews the Company's long-range financing plan. The Finance Committee met two (2) times during 1994. The Nominating Committee is authorized to identify, evaluate and nominate persons for election to the Board and to make recommendations to the Board with respect to such persons. The Nominating Committee will consider nominees recommended by stockholders if submitted in writing to the Committee Chair. The Company's Restated Bylaws also permit any stockholder entitled to vote for the election of directors to make nominations directly, without first recommending the nominee to the Nominating Committee. Under the Restated Bylaws, any such nomination made by a stockholder must be made by written notice to the Company's Secretary not less than 120 days prior to the Annual Meeting of Stockholders or special meeting called for the election of directors (as the case may be). The motion must include each nominee's name, age, business address and residence address, principal occupation, and beneficial share ownership, together with the class of directors to which the nominee is being nominated and such other information as would be required in a proxy solicitation concerning the nominee under the Securities and Exchange Commission's proxy rules. The Nominating Committee met one (1) time in 1994.

    The Audit, Compensation, Finance and Nominating Committees are presently comprised of the following incumbent directors of the Company:

            AUDIT                    COMPENSATION                 FINANCE                    NOMINATING
          COMMITTEE                   COMMITTEE                  COMMITTEE                    COMMITTEE
-----------------------------  ------------------------  --------------------------  ---------------------------
S. Walter Richey (Chair)       Joe E. Davis (Chair)      Joe E. Davis (Chair)        Lyle D. Altman (Chair)
John W. Castro                 Lyle D. Altman            S. Walter Richey            John W. Castro
Dr. Richard A. Swalin          Norman C. Mears           Dr. Richard A. Swalin       Norman C. Mears

    DIRECTORS' FEES. Mr. Burke is not paid a director's fee. The other directors are paid an annual retainer of $12,000, $800 per Board meeting attended and $800 ($850 in the case of the committee Chair) per committee meeting attended.

    DIRECTORS' DEFERRED COMPENSATION PLAN. On December 7, 1984, the Board of Directors adopted the Directors' Deferred Compensation Plan (the "Deferred Plan"), which is administered by the Secretary of the Company in conjunction with the Human Resources Department. Each non-employee member of the Board of Directors may elect to participate and defer his or her receipt of the fees described above. The amount of each participating director's compensation deferred under the Deferred Plan is credited to a separate bookkeeping account in the director's name. Participants may elect to have compensation credited to the "BMC Stock Performance" account ("Stock Account") or the "Interest Income" account ("Interest Account"). Compensation credited to the Stock Account is converted into share equivalents of Common Stock ("Phantom Stock") and each participant is entitled to additional Stock Account credits for dividends (if any) paid with respect to corresponding shares of BMC common stock during the year. The value of Phantom Stock credited to the Stock Account, and, consequently, the value of a participating director's account, increases or decreases depending on the market performance of the Common Stock. Compensation credited to the Interest Account earns interest computed on the beginning balance each quarter at an annual rate equal to the effective cost of borrowing under the Company's revolving credit agreements in effect during the quarter. Amounts credited to participating directors' accounts are payable in cash in a lump sum or in two to ten annual installments, at the option of the participant, upon termination from the Board of Directors. During the past three years, $48,395 was deferred under the Deferred Plan by all current directors, including Mr. Mears, who are not executive officers, as a group (6 persons).

    NON-EMPLOYEE DIRECTOR STOCK OPTIONS. On December 10, 1993, the Board adopted the 1994 Stock Incentive Plan (the "1994 Plan") and the Stockholders approved the 1994 Plan on May 5, 1994. The 1994 Plan provides for automatic non-qualified option grants to the Company's non-employee directors. In accordance with the terms of the 1994 Plan, new non-employee directors of the Company who are first elected or appointed to the Board of Directors to fill new directorships or vacancies will be automatically granted on a one-time basis on the date of their election or appointment, non-qualified options to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant. The 1994 Plan further provides that on the date of each subsequent Annual Meeting of Stockholders, each non-employee director will automatically be granted additional options to purchase 2,000 shares.

    OTHER. Under the Company's director retirement policy, a director is not permitted to stand for re-election to a new term on the Company's Board of Directors once he or she has reached age 68. Mr. Norman C. Mears, a member of the Company's Board of Directors since 1954, and whose term expires at the Meeting, is ineligible to stand for re-election. The Company wishes to extend to Mr. Mears its sincere gratitude for his many years of service.

    In 1994, all of the incumbent directors attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    Set forth in the following table is information, as of December 31, 1994 (unless otherwise indicated), pertaining to persons who, to the best of the Company's knowledge, owned beneficially more than five percent (5%) of the outstanding Common Stock of the Company. Also set forth below is information with respect to shares of the Common Stock beneficially held by the Company's directors and the Company's executive officers named in the "Summary Compensation Table", which appears below under the heading "Executive Compensation", and for all directors and executive officers as a group.

                                                           SHARES OF COMMON STOCK
                                                           BENEFICIALLY OWNED(1)
                                                      --------------------------------
                                                                           PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER               AMOUNT          OF CLASS
----------------------------------------------------  ----------------  --------------
FMR Corporation                                          1,218,100(2)        9.09%
82 Devonshire Street
Boston, MA 02109-3614
Neuberger & Berman                                         688,700(3)        5.14%
605 Third Avenue
New York, NY 10158-3698
Investment Advisers, Inc.                                  674,700(4)        5.04%
3700 First Bank Place
P.O. Box 357
Minneapolis, MN 55440-0357
Lyle D. Altman                                              12,000(5)           *  (6)
Paul B. Burke                                              320,757(7)        2.36% (6)
John W. Castro                                               4,000              *  (6)
Joe E. Davis                                                66,000(5)           *  (6)
Michael P. Hawks                                            47,730(8)           *  (6)
Merle D. Kerr                                              162,139(9)        1.21% (6)
Norman C. Mears                                            112,234(10)          *  (6)
Terry R. Nygaard                                            17,975(11)          *  (6)
S. Walter Richey                                            12,000(5)           *  (6)
Richard A. Swalin                                            2,000              *  (6)
All Directors and current Executive Officers as a          756,835(12)       5.55% (6)
group (10 persons)

------------------------
* =  less than 1%.

(1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Unless otherwise noted, share amounts and percentages are as of December 31, 1994. Shares not outstanding but deemed beneficially owned by an individual or by members of the group (as the case may be) by virtue of a right to acquire them within 60 days upon the exercise of options are treated as outstanding for purposes of determining the percent beneficially owned by the individual or the group.

 (2) As set forth in a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission and reflecting such entity's beneficial ownership as of December 31, 1994, 1,186,600 shares are beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR"), an investment adviser registered under the Investment Advisers Act of 1940 and adviser to several investment companies registered under the Investment Company Act of 1940 (the "Funds"). Edward
     C. Johnson 3d, FMR and the Funds each have sole power to dispose of the 1,186,600 shares owned by the Funds. The power to vote and direct the voting of the shares owned by the Funds is held by the Funds, through guidelines established by the Funds' Boards of Trustees. Edward C. Johnson
     3d, the Chairman of FMR, and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR. Various Johnson family members, through their ownership of voting common stock and the execution of a family stockholders' voting agreement, form a controlling group with respect to FMR. Fidelity International Limited, a Bermudian joint stock company and an investment adviser to various investment companies ("FIL") is the beneficial owner of 31,500 shares of the Company. A partnership controlled by Edward C. Johnson 3d and members of his family own appropriately 47.22% of the voting power of FIL.

 (3) As set  forth in  a Schedule  13G filed  with the  Securities and  Exchange
     Commission on February 10, 1995, Neuberger & Berman ("Neuberger"), a registered investment adviser, is deemed to have beneficial ownership of 688,700 shares. As reported in the Schedule 13G, Neuberger possesses sole voting power with respect to 253,500 of such shares, shared voting power with respect to 250,000 of such shares and shared dispositive power with respect to all such shares. Excludes 2,200 shares owned by certain partners of Neuberger, of which Neuberger disclaims beneficial ownership.

 (4) As set forth in a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission and reflecting such entity's beneficial ownership as of December 31, 1994, Investment Advisers, Inc. ("IAI") has advised the Company that it held all such shares by various custodian banks for various clients of IAI, and possessed sole voting, investment and disposition power with respect to 557,200 of such shares.

 (5) Includes 2,000 shares that the director has the right to acquire within  60 days upon the exercise of options.

 (6) As of March 10, 1995.

 (7) Includes 169,800 shares that Mr. Burke has the right to acquire within 60 days upon the exercise of options; 200 shares held indirectly as custodian for Mr. Burke's minor son; and, 6,967 shares allocable to Mr. Burke as of December 31, 1994 in connection with his participation in the Company's
     401(k) savings plan.

 (8) Includes 15,000 shares that Mr. Hawks has the right to acquire within 60 days upon the exercise of options and 5,995 shares allocable to Mr. Hawks as of December 31, 1994 in connection with his participation in the Company's 401(k) savings plan. Does not include 5 shares held by Mr. Hawks' father, as to which he disclaims any beneficial interest.

 (9) Includes 52,500 shares  that Mr. Kerr  has the right  to acquire within  60 days upon the exercise of options and 7,639 shares allocable to Mr. Kerr as of  December 31, 1994 in connection with his participation in the Company's
     401(k) savings plan.

(10) Includes 2,000 shares  that Mr. Mears  has the right  to acquire within  60
     days   upon  the  exercise   of  options.  Includes   24,526  shares  owned
     beneficially by Mr.  Mears' wife, as  to which  he may be  deemed to  share voting  and investment power,  but as to which  he disclaims any beneficial interest. Includes 84,000 shares held by a trust of which Mr. Mears is the beneficiary and co-trustee, as to which he shares voting and investment power with First Trust National Association, Inc.

(11) Includes 5,475 shares allocable to Mr. Nygaard as of December 31, 1994 in connection with his participation in the Company's 401(k) savings plan.

(12) Includes  24,526 shares owned beneficially by the wife of a director, as to which he may  be deemed to  share voting  and investment power,  but as  to which shares he disclaims any beneficial interest. Includes 200 shares held indirectly  by an officer  as custodian for a  minor child. Includes 84,000 shares as to which voting and investment power are shared. Includes 245,300 shares not  outstanding but  deemed beneficially  owned by  members of  the group by virtue of a right to acquire them within 60 days upon the exercise of  options. Includes  26,076 shares allocable  as of December  31, 1994 to
     current  executive   officers  (4   persons)  in   connection  with   their
     participation  in the  Company's 401(k)  savings plan.  Does not  include 5 shares held by an officer's father, as to which such officer disclaims  any beneficial interest.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    THE  COMMITTEE.    The  Compensation Committee  of  the  Company's  Board of
Directors (the "Committee") is comprised entirely of outside directors. The Committee is responsible for:

    - Annually reviewing and recommending to the Board of Directors the salary and annual management incentive compensation of the Company's Chief Executive Officer;

    - Reviewing,  approving  or  modifying  the  recommendations  of  the  Chief
      Executive  Officer  regarding  annual   salaries  and  annual   management
      incentive compensation for the Company's other executive officers;

    - Annually reviewing, approving or modifying performance standards against which management incentive plan awards will be made for executive officers;

    - Reviewing, approving or modifying incentive awards proposed at year end for executive officers;

    - Reviewing, approving or modifying stock option awards for executive officers and other key employees eligible to receive awards;

    - Reviewing, approving or modifying supplemental benefit or compensation plans which apply exclusively to senior management, including executive officers;

    - Reviewing  and recommending to  the Board of  Directors changes to current
      executive  officer  benefit  plans  or  the  adoption  of  new   executive
      compensation programs requiring stockholder approval; and

    - Reviewing and acting as appropriate on any other issues relating to executive compensation and brought to the Committee by the Chief Executive Officer for its consideration.

    COMPENSATION PHILOSOPHY.   The  Company's executive  compensation policy  is
intended   to  support  the  achievement   of  the  Company's  desired  economic
performance by:

    - Providing compensation that will attract and retain superior talent and reward performance; and

    - Aligning  executive  officers'  interests with  the  Company's  success by
      linking  both  annual  incentive  compensation  and  long-term   incentive
      compensation with the Company's success in achieving performance goals.

    The executive compensation policy adopted by the Company, as approved by the Committee, provides for an overall level of potential compensation that is at a median level of competitiveness with manufacturing companies of comparable size. The Committee, in reviewing compensation matters, consults with the Company's Director of Compensation and Benefits and, as appropriate, independent compensation consultants. The Committee makes use of a variety of independently available compensation surveys, each of which provide compensation data for well over 100 companies, including many of the companies in the S&P 500-Registered Trademark- and S&P-Registered Trademark- Manufacturing (Diversified Industries) indices used in the Company's performance graph. See "Executive Compensation -- Comparative Stock Performance". The compensation surveys used by the Committee report compensation data for like-sized manufacturing companies and provide statistical analyses that predict median compensation rates at revenue levels comparable to the Company. Actual individual compensation levels for officers of the Company may be greater or less than median competitive levels, based upon annual and long-term Company performance as well as individual performance. The Compensation Committee, at its discretion, sets executive compensation at levels which it judges are justified by external, internal, or other circumstances.

    COMPLIANCE WITH FEDERAL TAX LEGISLATION. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), which generally precludes the Company and other public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable, to executives named in the Summary Compensation Table and employed by the Company at the end of the applicable tax year. No named executive is likely to earn over $1 million in 1995. The Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but continues to monitor the situation.

    ELEMENTS OF EXECUTIVE OFFICER COMPENSATION POLICY. The Company's executive officer compensation policy is comprised of base salary, annual cash management incentive compensation, long-term incentive compensation in the form of stock options and/or restricted stock awards, and various other benefits, including both medical, retirement and other benefit plans generally available to employees of the Company and also certain perquisites available only to executive officers (as described more fully below).

    BASE SALARY. Base salary levels for the Company's executive officers, including the Chief Executive Officer, are generally set at or below median levels of competitiveness compared to manufacturing companies of similar size. In determining individual salaries, in addition to the comparison with similar companies, the Committee also takes into consideration individual experience and performance, as well as competitive and comparable data related to the executive officer's specific areas of expertise. As a matter of philosophy, the Company does not emphasize base salaries in an executive's total compensation package.

    ANNUAL INCENTIVE COMPENSATION. Under the Company's management incentive bonus plan (the "Bonus Plan"), executive officers and key employees of the Company, designated by the Chief Executive Officer, may receive cash bonus awards after the close of the fiscal year if the Company achieves financial performance goals set by the Board for that year. An earnings target is established at the beginning of each year by the Board. A threshold level of 95 percent of the earnings target must be achieved before any bonus can be paid to executive officers. Target bonus rates of between 25 percent and 50 percent of base salary are established for each executive officer, depending upon the individual's level of responsibility and the median level of incentive compensation opportunity offered by like-sized manufacturing companies as reported in salary surveys. If the earnings threshold is achieved, a participant receives an award varying from 50 percent to 150 percent of his or her target bonus rate, depending upon the actual earnings performance compared to the earnings target. No bonuses are paid unless the predetermined earnings threshold is achieved, and maximum bonuses are paid only in the event that actual performance equals or exceeds 115% of the earnings target for the year. For 1994, the Company achieved performance beyond 115% of the earnings target. Accordingly, executive officers were eligible to receive the maximum bonus under the Bonus Plan for 1994.

    On December 10, 1993, the Company's Board of Directors approved the Company's 1994 Stock Incentive Plan (the "1994 Plan"), which subsequently was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. The 1994 Plan provides for grants to eligible employees of the Company of stock options, restricted stock awards, performance units, stock bonuses and stock appreciation rights. The Committee has the discretion to select participants, the type of award and the terms and conditions for each award, to the extent not otherwise fixed by the terms of the 1994 Plan.

Awards under the 1994 Plan are intended to align management and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, and to enable executives to develop and maintain an equity position in the Company.

    The Committee does not rely on any single formula in determining the size of grants or selecting recipients, but considers relevant median level competitive data, the potential and performance of the recipient, grants made in prior years and options which remain outstanding. During 1994, the Company did not grant any awards under the 1994 Plan to the named executive officers.

    OTHER BENEFITS. The Company provides medical and retirement benefits to executive officers that are generally available to Company employees, including participation in medical and dental benefit plans, a qualified 401(k) employee savings plan and a qualified defined contribution profit-sharing plan. In addition, the Company offers executive officers and other key management employees a nonqualified benefit equalization plan which is designed to restore benefits that would otherwise be lost due to limits imposed by IRS code Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415. The Company also offers executive officers certain executive perquisites which may be deemed to be a personal benefit or constitute compensation to such executive officers, including (for example) the use of leased automobiles, reimbursement for club membership dues, tax preparation services, annual physical examinations and supplemental health insurance. The Company provides an interest rate supplement to executive officers who obtain commercial loans to pay the cost of exercising stock options or of acquiring shares of the Company's stock in the open market. In addition, the Company offers interest-free loans to employees to facilitate the exercise of stock options. See "Certain Transactions."

    CHIEF EXECUTIVE OFFICER COMPENSATION. Base salary, incentive compensation awards, and other compensation paid to Mr. Burke, as well as stock option awards made to Mr. Burke during his tenure as an executive officer, are consistent with the design of the overall program described above, and are shown in the tables below. The potential value of Mr. Burke's compensation package is designed to "pay for results" by placing a high degree of pay at risk and by providing significant emphasis on stockholder value through the granting of stock options. Annual incentive compensation is targeted at 50% of his base salary with a maximum of 75%. Benefits and perquisites are not emphasized and are set at or below median levels of competitiveness. Mr. Burke's base salary and his stock option awards are determined after a review of competitive compensation compiled by independent consultants and after taking into account the Company's performance under his leadership. The Company's performance is measured against financial goals for earnings, earnings per share and cash flow. Other measurements used to evaluate Mr. Burke are stock price performance and soundness of strategic operating plans. Because the Company significantly exceeded its financial goals for 1994 as defined by the Company's Bonus Plan, Mr. Burke received a bonus equal to 75% of his 1994 base salary.

Members of the Compensation Committee
Joe E. Davis, Chairman
Lyle D. Altman
Norman C. Mears

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years to the total cumulative return on the S&P500-Registered Trademark- Index and the S&P-Registered Trademark- Manufacturing (Diversified Industries) Index over the same period, assuming a $100 investment in Common Stock and each such index on December 31, 1989 and reinvestment of all dividends (if any).

                            CUMULATIVE TOTAL RETURN
            BASED ON INVESTMENT OF $100 BEGINNING DECEMBER 31, 1989

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              BMC      S&P 500     S&P MFG
Dec-89           100        100          100
                 102         97          107
                 138        103          115
                  75         89           92
Dec-90            52         97           99
                  74        111          116
                 102        111          122
                 103        117          120
Dec-91           100        126          122
                 139        123          127
                  92        126          120
                 111        130          126
Dec-92           144        136          132
                 131        142          138
                 162        143          143
                 200        146          150
Dec-93           277        150          160
                 280        144          161
                 356        145          159
                 368        152          167
Dec-94           411        152          166

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table describes the cash and non-cash compensation for each of the last three fiscal years of the Company's Chief Executive Officer and its three other executive officers whose annual salary and bonus exceed $100,000. The Company has only four executive officers, including its Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             -------------
                                                                                                AWARDS
                                                           ANNUAL COMPENSATION(1)            -------------
                                                 ------------------------------------------   SECURITIES
                                                                             OTHER ANNUAL     UNDERLYING       ALL OTHER
                                                   SALARY      BONUS(2)    COMPENSATION(3)    OPTIONS(4)    COMPENSATION(5)
   NAME AND PRINCIPAL POSITION         YEAR          ($)          ($)            ($)              (#)             ($)
---------------------------------  ------------  -----------  -----------  ----------------  -------------  ----------------
Paul B. Burke,                          1994     $   250,000  $   187,500     $   78,055                0      $   67,046
 President and CEO                      1993     $   220,000  $   165,000     $   48,250          200,000      $   58,757
                                        1992     $   213,181  $   139,314     $   61,140          310,000      $   23,409
Merle D. Kerr,                          1994     $   155,000  $    81,133     $   46,253                0      $   38,164
 Vice President Finance                 1993     $   143,000  $    75,075     $   34,075           20,000      $   35,113
 and Chief Financial Officer            1992     $   140,116  $    64,096     $   25,141          110,000      $   17,164
Michael P. Hawks,                       1994     $   100,000  $    37,438     $   24,000                0      $   22,399
 Treasurer and Secretary                1993     $    95,700  $    35,888     $   18,267           10,000      $   21,241
                                        1992     $    94,027  $    30,723     $   18,516           16,000      $   12,690
Terry R. Nygaard,                       1994     $    91,269  $    34,226     $   22,073                0      $   19,845
 Corporate Controller                   1993     $    85,231  $    27,808     $   10,715           20,000      $   17,857
                                        1992(6)      --           --              --              --               --

------------------------
(1) Annual compensation (including compensation deferred at the election of the named executive officer pursuant to qualified benefit plans) is included in the appropriate category in the year earned.

(2) Bonuses are included in the year earned. Under the Company's Bonus Plan, bonuses earned during any given fiscal year are paid to participants by April of the following year.

(3) Includes the value of all perquisites and personal benefits provided by the Company to the named individuals, including the use of leased automobiles, reimbursement of club membership dues, tax preparation services, annual physical examinations, supplemental health insurance and an interest rate supplement related to the exercise of stock options or acquiring shares in the open market. For the purposes of this table, the above mentioned perquisites and benefits were valued at their incremental cost to the Company, not on the taxable benefit derived by the named individuals. In addition, the Company permits executive officers to exercise stock options and pay any related income taxes due through interest-free loans from the Company. See "Certain Transactions" below. The value of such interest-free loans was determined by calculating the interest on such loans for the applicable year at the applicable federal rate provided by the Code. Specific perquisites or personal benefits exceeding 25% of the total reported for each of the named individuals were as follows:

     (a)  Mr.  Burke: Leased auto, $31,581, $20,887 and $19,088 for fiscal 1994,
          1993 and 1992, respectively; imputed interest on interest free loans, $32,805 for fiscal 1994; club memberships, $22,355 for 1992 (includes $12,046 available to and deferred by Mr. Burke in prior years which was paid to him or on his behalf during 1992). Total other annual compensation paid to or on behalf of Mr. Burke during fiscal 1992 also included $10,292 related to his relocation upon promotion to President in 1991.

     (b)  Mr. Kerr: Leased auto, $13,305,  $12,022 and $12,224 for fiscal  1994,
          1993 and 1992, respectively; imputed interest on interest free loans, $17,973 for fiscal 1994; club memberships $7,259 for fiscal 1992.

     (c)  Mr. Hawks: Leased auto, $12,544,  $11,730 and $8,771 for fiscal  1994,
          1993 and 1992, respectively.

     (d) Mr. Nygaard: Leased auto, $12,089 and $7,364 for fiscal 1994 and 1993, respectively.

(4) The number of shares have been adjusted for a two-for-one stock split in 1994.

(5)  Includes contributions made and to be made by the Company to the  Company's
     qualified   401(k)  savings   plan,  qualified  profit   sharing  plan  and
     nonqualified benefit equalization plan on  behalf of the named  individuals for services performed in fiscal 1994, as follows:

     (a) Mr. Burke: Savings plan, $3,000; profit sharing plan, $18,000; benefit equalization plan, $46,046.

     (b) Mr. Kerr: Savings plan, $3,000; profit sharing plan, $18,000; benefit equalization plan, $17,164.

     (c) Mr. Hawks: Savings plan, $7,601; profit sharing plan, $14,246; benefit equalization plan, $552.

     (d)  Mr. Nygaard:  Savings  plan,  $7,145; profit  sharing  plan,  $12,700;
          benefit equalization plan, $0.

(6)  Mr. Nygaard became Corporate Controller on May 6, 1993.

OPTION EXERCISES

    The following table summarizes options exercised by the executive officers named in the "Summary Compensation Table" above during fiscal 1994 and the potential realizable value of the options held by those individuals at year-end 1994. The Company did not grant any options to any of the executive officers during fiscal 1994.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                      SHARES                  NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                    ACQUIRED ON    VALUES    UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                                     EXERCISE     REALIZED   OPTIONS AT YEAR-END(#)         AT YEAR-END($)
              NAME                    (#)(1)       ($)(2)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(3)
---------------------------------  -------------  ---------  -----------------------  --------------------------
Paul B. Burke,                           2,100    $  23,756        169,800/380,000         $1,951,868/$3,256,564
 President and CEO
Merle D. Kerr,                               0            0          52,500/75,000             $612,500/$755,625
 Vice President Finance and Chief
 Financial Officer
Michael P. Hawks,                         4,375   $  72,188           15,000/18,000            $181,750/$147,812
 Treasurer and Secretary
Terry R. Nygaard,                         1,250   $  15,781                0/17,500                  $0/$128,906
 Corporate Controller

------------------------
(1) The exercise price may be paid in cash or, at the Compensation Committee's discretion, in shares of Common Stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The exercise price may also be paid with an interest free loan from the Company pursuant to the BMC Stock Option Exercise Loan Program (the "BMC Loan Program"). See "Certain Transactions" for a more detailed description of the BMC Loan Program.

(2) Market value of underlying securities on date of exercise, minus the exercise price.

(3) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Company's Common Stock at December 31, 1994 ($15 5/8), minus the exercise price.

OFFICER AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    Each of Messrs. Burke, Kerr and Hawks have entered into change of control agreements (the "Agreements") with the Company in the form described immediately below.

    Under the Agreements, termination of an individual executive officer's employment with the Company in connection with any change of control triggers severance benefits. A "change of control" includes the sale, lease or other transfer of substantially all of the assets of the Company; a stockholder approved dissolution or liquidation; a change of control reportable to the Securities and Exchange Commission on Form 8-K; acquisition by any person of 50% or more of the Company's voting stock; or, a change in composition of the Company's Board of Directors, such that current directors cease to constitute a majority (but only if the nominations of the newly elected members were not approved by the current directors). Severance benefits payable under the Agreements consist of three years' base salary, payable in the form of a lump sum payment of one year's base salary and a payout of the remainder over 24 months. The 24 monthly payments are reduced to the extent of any base salary received as a result of subsequent employment, but the terminated executive officer has no duty to seek subsequent employment. In the event the standard severance benefits constitute an excess parachute payment under the rules of the Internal Revenue Service, severance benefits will be reduced to an amount equal to three years' base salary less the amount required to avoid excise tax treatment. Under the Agreements, each executive officer remains employed by the Company for a six month period following any change of control. During that period, he or she may resign for "good reason" and receive contractual severance benefits. "Good reason" includes adverse changes in compensation and/or duties, forced relocation to a new locale, or the Company's failure to continue to provide benefit plans equivalent to those offered by the Company prior to the change of control. At the end of the six month period, the executive has a 30 day period in which to decide whether to remain employed by the successor; during that period, the executive may elect to terminate employment, with or without good reason, and receive contractual severance benefits. Any termination by the successor during the above periods without good cause, or by the Company prior to a change in control at the insistence of an acquiror, also triggers severance benefits. "Good cause" includes (i) willful and continued failure to perform duties or (ii) conviction of a felony or gross misdemeanor materially injurious to the Company. Death or attainment of age 65 prior to the end of the 24 month period during which monthly payments are made ends all further obligations of the Company.

    To the extent not already exercisable, options also become immediately exercisable under the 1994 Plan in the event of any "change in control." For purposes of the 1994 Plan, a "change in control" of the Company means the following (a) the sale or other transfer of substantially all of the assets of the Company; (b) the liquidation or dissolution of the Company; (c) a merger or consolidation involving the Company if (i) less than 50% of the voting stock of the surviving company is held by persons who were stockholders of the Company immediately before the merger or consolidation, or (ii) less than 80% of the voting stock of the surviving company is held by persons who were stockholders of the Company immediately prior to the merger or consolidation without the prior approval of the continuity directors of the Company (directors as of December 10, 1993 and additional directors nominated or elected by a majority of the "continuity directors"); (d) ownership by any person or group of 50% or more of the Company's voting stock, or 20% or more of the Company's voting stock without the prior approval of the continuity directors; (e) the continuity directors ceasing to constitute a majority of the Board, and (f) any change of control that is required to be reported under Section 13 or 15(d) of the Securities Exchange Act of 1934.

    Under the Company's 1984 Omnibus Stock Program, which terminated pursuant to its terms on January 10, 1994, if any person makes a successful tender or exchange offer for the common stock of the Company that the Board opposes or does not affirmatively recommend, then (i) all incentive stock options, and non-qualified options with respect to which no stock appreciation rights have been granted, will become immediately exercisable, (ii) all non-qualified options with respect to which stock appreciation rights have been granted and which have been outstanding for at least six months, will become immediately exercisable, provided that exercise may only take place during certain periods following the public release of certain financial reports by the Company, and
(iii) all restrictions on any outstanding restricted stock awards will immediately lapse.

    To the extent not already vested, all benefits under the Company's Profit Sharing Plan 1994 Revision (the "Profit Sharing Plan") and Savings Plan 1994 Revision (the "Savings Plan") become fully vested in the event of any "change in control." For purposes of the Profit Sharing Plan and Savings Plan, a change in control of the Company means the following: (a) the sale or other transfer of substantially all of the assets of the Company; (b) the liquidation or dissolution of the Company; (c) a person becomes the beneficial owner of 50 percent or more of the voting power of the outstanding securities of the Company; (d) individuals who constitute "incumbent directors" (directors as of January 1, 1994 and additional directors nominated or elected by a majority of the "incumbent directors") cease to constitute at least a majority of the board; or (e) any change in control that is required to be reported under Section 13 or 15(d) of the Securities Exchange Act of 1934.

                             PROPOSAL TO AMEND THE
             COMPANY'S SECOND RESTATED ARTICLES OF INCORPORATION TO
                       INCREASE AUTHORIZED COMMON SHARES
                                   PROPOSAL 2

INTRODUCTION

    At present, the Company's Articles authorize the issuance of twenty-five million (25,000,000) shares of capital stock consisting of five hundred thousand (500,000) undesignated shares and twenty-four million five hundred thousand (24,500,000) shares of voting Common Stock. As of December 31, 1994, because of a two-for-one stock split occuring in 1994, thirteen million three hundred ninety-one thousand nine hundred forty-two (13,391,942) shares of Common Stock were issued and outstanding and two million two hundred eleven thousand nine hundred eighty-eight (2,211,988) shares were reserved for issuance, though not issued, under the Company's stock plans. Accordingly, on December 31, 1994, there were only eight million eight hundred ninety-six thousand seventy (8,896,070) shares of voting Common Stock available for issuance or sale by the Company, other than those issuable as described above.

AMENDMENT

    On December 14, 1994, the Board approved, subject to stockholder approval, an increase in the number of shares of authorized capital stock from twenty-five million (25,000,000) shares to fifty million (50,000,000) shares consisting of five hundred thousand (500,000) undesignated shares and forty-nine million five hundred thousand (49,500,000) shares of voting Common Stock. If this amendment is approved by the Company's stockholders, thirty-three million eight hundred ninety-six thousand seventy (33,896,070) shares of voting Common Stock will be authorized and available for issuance or sale by the Company immediately after the Meeting, other than those issuable as described above.

PURPOSE AND EFFECT OF PROPOSED AMENDMENT

    In August 1994, the Board declared a two-for-one stock split, but did not have the authority to increase the authorized shares correspondingly. As a result, the Board is asking the stockholders to approve two proposals. In the first proposal (Proposal 2), the Board is asking the stockholders to approve an increase in the number of authorized shares of voting Common Stock. In the second proposal (Proposal 3), the Board is asking the stockholders to approve an amendment to the Articles that would allow the Board, in conjunction with a future stock split, to increase the number of authorized shares of voting Common Stock without stockholder approval. If these two Proposals are approved, the Board will have added flexibility in declaring stock splits and other divisions or combinations of the Company's capital stock.

    The Board believes that it is necessary and desirable to increase the number of shares of Common Stock that the Company is authorized to issue to give the Board additional flexibility to raise equity capital, adopt additional employee benefit plans, make acquisitions through the use of stock, and to enable the Board to reserve additional shares for issuance under any warrants which may be issued in the future. The Board has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any of these purposes, except as permitted or required by the Company's stock plans. The Board believes that the proposed increase in the authorized shares would make it unnecessary to hold a special stockholders' meeting in the future for the purpose of authorizing an increase in the authorized Common Stock should the Company decide to use its shares for one or more of such previously mentioned purposes. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation or the rules of the New York Stock Exchange.

    Under the Company's Articles, the Company's stockholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the shareholdings of current stockholders.

    The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect. As previously stated, however, the only intended purpose of the proposed amendment is to increase the number of available shares of Common Stock in order to give the Board more flexibility in conducting normal business operations, and the proposal is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures.

PROPOSED RESOLUTION

    A resolution in substantially the following form will be submitted to the stockholders at the Meeting:

    RESOLVED, that the first paragraph of Article V of the Company's Second Restated Articles of Incorporation is amended in its entirety to provide as follows:

    The aggregate number of shares that this Corporation has authority to issue is fifty million (50,000,000) shares which shall consist of five hundred thousand (500,000) undesignated shares and forty-nine million five hundred thousand (49,500,000) shares of voting common stock. Only the authorization of the Board of Directors is necessary for this Corporation to issue shares and other securities and rights to purchase shares and other securities. All 49,500,000 shares of voting common stock shall have equal rights and preferences. The Board of Directors is authorized to establish, from the undesignated shares, one or more classes and series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. All stockholders are denied preemptive rights, unless the Board of Directors shall grant preemptive rights to the holders of some or all of the undesignated shares with respect to some or all of the undesignated shares. This Corporation may issue shares of voting common stock to the holders of shares of any class or series of the undesignated shares and it may issue shares of any class or series of the undesignated shares to the holders of shares of voting common stock.

    RESOLVED FURTHER, that appropriate officers, or each acting singly, be, and they hereby are, authorized, empowered and directed in the name of and on behalf of the Company to do all such other acts and to negotiate, execute, deliver and perform all such other documents, instruments and certificates as may be necessary or appropriate, as determined by the Company's legal counsel, to carry out the transactions contemplated by the foregoing resolutions, including, without limitation, the filing of appropriate Articles of Amendment with the Secretary of State of the State of Minnesota.

RECOMMENDATION OF THE BOARD

    The Board recommends a vote FOR approval of such increase in the authorized common shares. The affirmative vote of the holders of a majority of shares of Common Stock is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of such increase in the authorized common shares.

                       PROPOSAL TO AMEND ARTICLE V OF THE
              COMPANY'S SECOND RESTATED ARTICLES OF INCORPORATION
                                   PROPOSAL 3

INTRODUCTION

    Until recently, Minnesota law required all amendments to the articles of incorporation of a Minnesota corporation to be approved by its stockholders. However, as a result of a change to Subdivision 3 of Section 302A.402 of the Minnesota Statutes, the board of directors of a company, in conjunction with a stock split, can amend the company's articles of incorporation without stockholder approval if the articles of incorporation do not prohibit such action.

AMENDMENT AND PROPOSED RESOLUTION

    On December 14, 1994, the Board approved, subject to stockholder approval, an amendment to Article V of the Articles that would permit the Board to approve an increase or decrease in the number of authorized shares of capital stock of the Company in connection with any division or combination of shares to the extent such increase or decrease will not result in the percentage of authorized shares that remains unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination. In order to allow the Board to take such action in the future and to amend the Articles without being required to obtain stockholder approval, a resolution in substantially the following form will be submitted to the stockholders at the Meeting:

    RESOLVED, that the second paragraph of Article V of the Company's Second Restated Articles of Incorporation is amended in its entirety to provide as follows:

    The vote required for any amendment to, or repeal of, all or any portion of this Article V shall be the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares; provided, however, that if the then current or a pre-existing Board of Directors of this Corporation shall by resolution adopted at a meeting of the Board of Directors have approved the amendment or repeal proposal and have determined to recommend it for approval by the holders of shares entitled to vote on the matter, then the vote required shall be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares; provided, further, that notwithstanding the foregoing, the Board of Directors may amend this Article V to increase or decrease the number of authorized shares in connection with any division or combination of shares to the extent such increase or decrease will not result in the percentage of authorized shares that remains unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

    RESOLVED FURTHER, that the appropriate officers, or each acting singly, be, and they hereby are, authorized, empowered and directed in the name of and on behalf of the Company to do all such other acts and to negotiate, execute, deliver and perform all such other documents, instruments and certificates as may be necessary or appropriate, as determined by the Company's legal counsel, to carry out the transactions contemplated by the foregoing resolutions, including, without limitation, the filing of appropriate Articles of Amendment with the Secretary of State of the State of Minnesota.

RECOMMENDATION OF THE BOARD

    The Board recommends a vote FOR approval of such amendment to the Articles. The affirmative vote of the holders of a majority of shares of Common Stock is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of such amendment to the Articles.

                              CERTAIN TRANSACTIONS

    Effective April 22, 1993, as amended on December 14, 1994, the Company adopted the BMC Loan Program pursuant to which employees can borrow money from the Company, generally on an interest-free basis, to exercise the Company's stock options and to pay any related income taxes due. The shares obtained upon exercise of the underlying stock options are held as collateral for the loan. The purpose of the BMC Loan Program is to facilitate the exercise of stock options, to encourage share ownership by employees, to minimize tax consequences to key employees, and to minimize the need to sell shares in the open market to pay income taxes due upon the exercise of options. Approval of the loans are subject to the sole and absolute discretion of the Committee.

    The total amount that any employee may borrow under the program is determined by the Committee but may not exceed the following: (i) for the first loan request, 100% of the exercise price of the option, plus 100% of the state and federal income taxes actually paid within 15 months of such exercise on any income recognized by reason of such exercise and (ii) for any subsequent loan, the lesser of (a) 100% of the exercise price of the option, plus 100% of the state and federal income taxes actually paid within 15 months of such exercise on any income recognized by reason of such exercise or (b) the amount that, when added to the principal amount of all outstanding loans under the BMC Loan Program, will not exceed 60% of the market value of all the of the Company's stock pledged as collateral by the employee immediately following the loan or
(c) eight times the employee's then current base salary. Notwithstanding the foregoing criteria, the loans under the program may not exceed 100% of the market value of all of the Company's stock pledged as collateral under the BMC Loan Program at the time of such loan.

    The loans made to employees under the BMC Loan Program are made on an interest-free basis with respect to all amounts advanced to pay the option exercise price. The loans are also interest-free with respect to the amounts advanced to pay income taxes, but only to the extent that the aggregate principal amount attributable to tax payments are not greater than two times the employee's base annual compensation plus target bonus (the "Interest Free Loan Amount"). The applicable interest rate for the amounts in excess of the Interest Free Loan Amount is the rate applicable under any short-term borrowings by the Company or, if the Company has no such borrowings, the interest rate payable to the Company under its short-term money market investments. Upon termination of the employee's employment, the loan must be repaid within 45 days or such longer period as the Committee may determine. Upon the death or long term disability of the employee, the Committee may extend the term of the repayment of the loan up to six months. Notwithstanding the above, the Committee may demand repayment of the notes at any time.

    Each individual borrowing arrangement is evidenced by a written demand promissory note executed by the employee at the time of borrowing. The note provides that thirty percent (30%) of the employee's bonus compensation received under the Bonus Plan (net of applicable estimated taxes and other withholdings) will be applied to repay the principal under the note. In addition, a portion of the proceeds from any sale of the Company's stock pledged under the BMC Loan Program must be applied to the repayment of amounts outstanding under the BMC Loan Program. All dividends received by an employee for BMC stock pledged for a loan, net of applicable estimated taxes and other withholdings on such dividends, are also applied to the loan.

    The amount outstanding under  the BMC Loan Program  for Messrs. Burke,  Kerr
and   Hawks  as  of  March  10,   1995  was  $621,789,  $334,164  and  $148,035,
respectively. The largest loan amount outstanding for Messrs. Burke, Kerr and Hawks during 1994 was $650,470, $358,712 and $82,361, respectively. The largest loan amount outstanding for Messrs. Burke and Kerr during 1993 was $646,732 and $360,667, respectively.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the period ended December 31, 1994, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were complied with, except that: John
W. Castro failed to timely file a Form 3, which was subsequently filed within 20 days.

                              INDEPENDENT AUDITORS

    During 1994, in addition to auditing the Company's financial statements, Ernst & Young, LLP performed services in connection with preparation of the Company's tax returns and related tax planning, audits of employee benefit plans of the Company and its operating units and provision of general accounting advice.

    Ernst & Young, LLP, or its predecessor, has been the Company's independent auditors since 1980 and has been selected by the Board to continue as such for the current fiscal year. The Company has requested and expects a representative of Ernst & Young, LLP to be present at the Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

                           1996 STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented in the proxy materials relating to the 1996 Annual Meeting of Stockholders must be received by the Company on or before November 28, 1995.

                                 OTHER BUSINESS

    The Company knows of no business which will be presented for consideration at the Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 TO EACH PERSON WHO IS A STOCKHOLDER OF THE COMPANY AS OF MARCH 10, 1995, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUESTS SHOULD BE SENT TO: INVESTOR RELATIONS DEPARTMENT, BMC INDUSTRIES, INC., TWO APPLETREE SQUARE, MINNEAPOLIS, MN 55425.

Dated: March 27, 1995
BMC Industries, Inc.
Two Appletree Square
Minneapolis, Minnesota 55425

                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                               DIRECTORS.
                               The  undersigned hereby appoint(s)  Merle D. Kerr
                               and Michael  P.  Hawks,  and  each  of  them,  as
                               Proxies,  each  with  the  power  to  appoint his
                               substitute, and hereby authorizes each of them to
                               represent and to vote,  as designated below,  all
     [LOGO]                    the  shares  of common  stock of  BMC Industries,
                               Inc. held of record  by the undersigned on  March
Two Appletree Square   Proxy   10,  1995, at the  Annual Meeting of Stockholders
Minneapolis, Minnesota         to be held  on May  4, 1995,  or any  adjournment
55425                          thereof.
----------------------------

 1.  ELECTION OF DIRECTORS  FOR all nominees listed    AGAINST all nominees
                            below / /                  listed below / /
                            (except as marked to the
                            contrary below)

 (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH
                             HIS NAME ON THE LIST)

         John W. Castro        Joe E. Davis        Dr. Richard A. Swalin

2. To act on the proposal to amend Article V of the Second Restated Articles of Incorporation of the Company to increase the number of authorized shares of voting common stock from 24,500,000 shares to 49,500,000 shares.

       / / FOR                  / / AGAINST                  / / ABSTAIN

3. To act on the proposal to amend Article V of the Second Restated Articles of Incorporation of the Company to permit the Board of Directors to amend the Company's Second Restated Articles of Incorporation to change the number of authorized shares of capital stock in connection with any division or combination of the Company's shares.

       / / FOR                  / / AGAINST                  / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3 Above.

                         (PLEASE SIGN ON REVERSE SIDE.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                                                    Dated: ______________, 1995.
                                                    ____________________________
                                                    Print name(s) of
                                                    stockholder(s)
                                                    ____________________________
                                                    Signature
                                                    ____________________________
                                                    Signature if held jointly

                                                    PLEASE MARK, SIGN, DATE  AND
                                                    RETURN    THE   PROXY   CARD
                                                    PROMPTLY USING THE  ENCLOSED
                                                    ENVELOPE,  WHICH REQUIRES NO
                                                    POSTAGE  IF  MAILED  IN  THE
                                                    UNITED STATES.